Exhibit 10.2

VASTERA, INC.

LOAN AND SECURITY AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS AND CONSTRUCTION

	1.1	Definitions

	1.2	Accounting Terms

2.	LOAN AND TERMS OF PAYMENT

	2.1	Credit Extensions

	2.4	Crediting Payments

	2.5	Fees

	2.6	Term

3.	CONDITIONS OF LOANS

	3.1	Conditions Precedent to Initial Credit Extension

	3.2	Conditions Precedent to All Credit Extensions

4.	CREATION OF SECURITY INTEREST

	4.1	Grant of Security Interest

	4.2	Delivery of Additional Documentation Required

	4.3	Right to Inspect

5.	REPRESENTATIONS AND WARRANTIES

	5.1	Due Organization and Qualification

	5.2	Due Authorization; No Conflict

	5.3	Collateral

	5.4	Intentionally Omitted

	5.5	Name; Location of Chief Executive Office

	5.6	Litigation

	5.7	No Material Adverse Change in Financial Statements

	5.8	Solvency, Payment of Debts

	5.9	Compliance with Laws and Regulations

	5.10	Subsidiaries

	5.11	Government Consents

	5.12	Inbound Licenses

	5.13	Full Disclosure

6.	AFFIRMATIVE COVENANTS

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	6.1	Good Standing and Government Compliance

	6.2	Financial Statements, Reports, Certificates

	6.3	Inventory; Returns

	6.4	Taxes

	6.5	Insurance

	6.6	Primary Depository

	6.7	Financial Covenants

	6.8	Intentionally omitted

	6.9	Further Assurances

7.	NEGATIVE COVENANTS

	7.1	Dispositions

	7.2	Change in Business, Control, Name or Jurisdiction of Incorporation.

	7.3	Mergers or Acquisitions

	7.4	Indebtedness

	7.5	Encumbrances

	7.6	Distributions

	7.7	Investments

	7.8	Transactions with Affiliates

	7.9	Subordinated Debt

	7.10	Inventory and Equipment

	7.11	Compliance

	7.12	Negative Pledge Agreements

8.	EVENTS OF DEFAULT

	8.1	Payment Default

	8.2	Covenant Default

	8.3	Material Adverse Change

	8.4	Attachment

	8.5	Insolvency

	8.6	Other Agreements

	8.7	Subordinated Debt

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	8.8	Judgments

	8.9	Misrepresentations

	8.10	Guaranty

9.	BANK’S RIGHTS AND REMEDIES

	9.1	Rights and Remedies

	9.2	Power of Attorney

	9.3	Accounts Collection

	9.4	Bank Expenses

	9.5	Bank’s Liability for Collateral

	9.6	Remedies Cumulative

	9.7	Demand; Protest

10.	NOTICES

11.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

12.	GENERAL PROVISIONS

	12.1	Successors and Assigns

	12.2	Indemnification

	12.3	Time of Essence

	12.4	Severability of Provisions

	12.5	Amendments in Writing, Integration

	12.6	Counterparts

	12.7	Survival

	12.8	Confidentiality

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This Loan And Security Agreement (this “Agreement”) is entered into as of July 30, 2002, by and between Comerica Bank-California (“Bank”) and Vastera, Inc.,  a Delaware corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.                                      Definitions And Construction.

1.1          Definitions.  As used in this Agreement, the following terms shall have the definitions set forth on Exhibit A.

1.2          Accounting Terms.  All accounting terms not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.

2.                                      Loan And Terms Of Payment.

2.1          Credit Extensions.

(a)           Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b)           Revolving Advances.

(i)            Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances from time to time in an aggregate outstanding principal amount not to exceed on any date the lesser of (A) the maximum principal amount of the Committed Revolving Line or (B) the Borrowing Base as of such date, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.  Borrower may prepay at any time, in whole or in part, any Advances without penalty or premium.

(ii)           Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern Standard Time, on the Business Day that the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C.  Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(iii)         As a condition precedent to the initial Advance, Bank shall, upon prior notice to Borrower, conduct an audit of Borrower’s Accounts, at Borrower’s expense, the results of which must be satisfactory to Bank.

(c)           Equipment Advances.

(i)            Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through the Tranche A Availability End Date and the Tranche B Availability End Date, as applicable, Bank agrees to make Advances to Borrower in two tranches, Tranche A and Tranche B (each an “Equipment Advance” and collectively, the “Equipment Advances”).  Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the earlier to occur of (a) the Tranche A Availability End Date and (b) the termination of Bank’s obligation to advance money pursuant to Section 9.1(b).  Borrower may request Equipment Advances under Tranche B at any time from the day following the Tranche A Availability End Date through the earlier to occur of (a) the Tranche B Availability End Date and (b) the termination of Bank’s obligation to advance money pursuant to Section 9.1(b).  The aggregate outstanding principal amount of Tranche A Equipment Advances and Tranche B Equipment Advances, shall not at any time exceed the maximum principal amount of the Committed Equipment Line.  Each Equipment Advance shall not exceed 100% of the invoiced amount of new Equipment and software approved by Bank from time to time, excluding taxes, shipping, warranty charges, freight discounts and installation expense (“Permitted Equipment”), which Permitted Equipment Borrower shall have purchased within 90 days prior to the date of the corresponding Equipment Advance.  The aggregate amount of all Equipment Advances allocated to the financing of software, taxes, shipping, warranty charges, freight discounts and installation expenses (“Software Advances”) shall be limited to $500,000.

(ii)           Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly in arrears commencing on the 30th(1) day of the month immediately following such Equipment Advance and continuing on the like day of each month thereafter.

(1)           Tranche A Equipment Advances. In addition to monthly interest payments, the principal amount with respect to any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be repaid in 30 equal monthly installments of principal, beginning on the 30th day of the month following the Tranche A Availability End Date, and continuing on the like day of each month thereafter

(1) The day of the month on which this Agreement is dated.

through the Equipment Maturity Date, at which time all amounts due in connection with Tranche A Equipment Advances made under this Section 2.1(c) shall be immediately due and payable.

(2)           Tranche B Equipment Advances. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be due and payable in 24 equal monthly installments of principal, beginning on the 30th day of the month following the Tranche B Availability End Date, and continuing on the like day of each month thereafter through the Equipment Maturity Date, at which time all amounts due in connection with Tranche B Equipment Advances made under this Section 2.1(c) shall be immediately due and payable.

(iii)         Equipment Advances, once repaid, may not be reborrowed.  Borrower may prepay any Equipment Advances at any time, in whole or in part, without penalty or premium.

(iv)          When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern Standard Time three (3) Business Days before the day on which the Equipment Advance is to be made.  Such notice shall be substantially in the form of Exhibit C.  The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

(d)           Term Loan.

(i)            Subject to and upon the terms and conditions of this Agreement, on the date hereof Bank shall make a single Credit Extension to Borrower in an amount not to exceed $4,100,000 (the “Term Loan”) to pay off all Indebtedness owed by Borrower under the PNC Bank Loan Documents.

(ii)           Interest on the Term Loan shall accrue from the date hereof at the rate specified in Section 2.3(a), and shall be payable in arrears monthly commencing on August 30th(2), 2002 and continuing on the like day of each month through the Term Loan Maturity Date.

(iii)         In addition to monthly payments of interest as provided in (ii) above, the principal balance of the Term Loan shall be repaid in 23 equal monthly installments of principal, beginning on August 30, 2002, and continuing on the like day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan shall be immediately due and payable.

(iv)          No further Advances or drawdowns under the Term Loan shall be permitted.

(e)           Letter of Credit Usage.  Subject to the availability under the Committed Revolving Line and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day

(2) The day of the month on which this Agreement is dated.

immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such standby letters of credit (each, a “Letter of Credit” and collectively, “Letters of Credit”) as Borrower may request, not to exceed the aggregate amount of $2,500,000, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank’s standard form substantially similar to Exhibit F attached hereto; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit which are not cash collateralized shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Facility.  Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the earlier of (i) one year after the date of its issuance or (ii) the fifth Business Day prior to the Revolving Maturity Date.  All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement.  Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower, including, without limitation, a letter of credit fee in an amount equal to 1.5% on a per annum basis multiplied by the face amount of each Letter of Credit, payable quarterly in arrears.

(f)            Voluntary Reductions of Commitment.

(i)            Voluntary Reductions.  Upon two Business Days’ written notice to Bank, Borrower may from time to time voluntarily permanently reduce the Committed Revolving Line.  Each voluntary reduction shall be in a minimum amount of $2,000,000 or, if greater than $2,000,000, in integral multiples of $1,000,000.

(ii)           Effect of Reductions.  Simultaneously with each voluntary permanent reduction of the Committed Revolving Line, Borrower shall make a payment of the outstanding Advances equal to the excess, if any, of (A) the aggregate principal amount of the outstanding Advances and the face amount of any outstanding and undrawn Letters of Credit which are not cash collateralized over (B) the maximum principal amount of the Committed Revolving Line, as so reduced.  Notice of a reduction, once given, shall be irrevocable.  All such reductions shall be without penalty or premium.

2.2          Overadvances.  If the aggregate amount of the outstanding Advances exceeds the lesser of the maximum principal amount of the Committed Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3          Interest Rates, Payments, and Calculations.

(a)           Interest Rates.

(i)            Advances.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a rate per annum equal to the Prime Rate.

(ii)           Equipment Advances.  Except as set forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding daily balance thereof, at a rate per annum equal to 0.50% above the Prime Rate.

(iii)         Term Loan.  Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a rate per annum equal to 0.50% above the Prime Rate.

(b)           Late Fee; Default Rate.  If any payment due hereunder is not made within ten days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)           Payments.  Bank shall, at its option and with prior notice to Borrower, charge such interest, all Bank Expenses, and all Periodic Payments that Borrower fails to pay when due against any of Borrower’s deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

(d)           Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

2.4          Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.  After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan

Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5          Fees.  Borrower shall pay to Bank the following:

(a)           Facility Fee.  On the Closing Date, a Facility Fee equal to $32,500, which shall be nonrefundable;

(b)           Unused Fee.  Beginning on September 30, 2002, and continuing on the last day of each calendar quarter thereafter until the Revolving Maturity Date and on the Revolving Maturity Date, the Borrower shall pay an unused fee (the “Unused Fee”) to Bank, in arrears, at an annual rate of thirty-seven and one-half basis points (0.375%) on the average daily unused portion of the Committed Revolving Line during the calendar quarter or period then ended.  The Unused Fee shall be computed on the basis of the year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed.  The Unused Fee shall be calculated from the Closing Date.

(c)           Letter of Credit Fees.  Letter of Credit Fees in accordance with Section 2.1(e).

(d)           Bank Expenses.  On the Closing Date, all reasonable costs and expenses incurred by the Bank in connection with the Closing of the facilities evidenced by this Agreement, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses incurred after the Closing Date, including reasonable attorneys’ fees and expenses, as and when they become due.

2.6          Term.  This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect so long as any Credit Extension shall be available and for so long as any Letters of Credit are outstanding or available to be requested hereunder, and until payment in full of the Obligations.

3.                                      Conditions Of Loans.

3.1          Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Agreement;

(b)           an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)           financing statements (Form UCC-1) with respect to the security interests granted to Bank by Borrower and Guarantors;

(d)           negative pledge agreements executed by Borrower and Guarantors;

(e)           pledge agreements executed by Borrower and Vastera International, together with delivery of stock certificates and stock powers in blank, or arrangements satisfactory to Bank for the transfer of such stock certificates from PNC Bank to Bank;

(f)            agreement to provide insurance;

(g)           evidence of insurance, satisfactory to Bank, showing Bank as loss payee;

(h)           the Guaranty Agreement and Guarantor Security Agreement executed by Vastera Solution Services and Vastera International;

(i)            payment of the fees and Bank Expenses then due specified in Section 2.5;

(j)            current financial statements in accordance with Section 6.2;

(k)           a payoff letter in form and substance acceptable to Bank with respect to the obligations owed under the PNC Loan Facility;

(l)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2          Conditions Precedent to All Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)           timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b)           the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date (except to the extent of changes resulting from transactions contemplated by or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties relate expressly to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date).  The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.                                      Creation Of Security Interest.

4.1          Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral; provided, however, that such priority shall be subject only to Liens described in clause (l) of the definition of Permitted Liens.  Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2          Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3          Right to Inspect.  Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof in order to verify Borrower’s financial condition.

5.                                      Representations And Warranties.

Borrower represents and warrants as follows:

5.1          Due Organization and Qualification.  Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2          Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement by which it is bound, which default could have a Material Adverse Effect.

5.3          Collateral.  Borrower has good title to the Collateral, free and clear of Liens, except for Permitted Liens.  The Eligible Accounts are bona fide existing obligations.  The property giving rise to such Eligible Accounts has been delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor.  Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.  All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.4          Intentionally Omitted.

5.5          Name; Location of Chief Executive Office.  Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof.  The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

5.6          Litigation.  Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower’s interest, or Bank’s security interest, in the Collateral.

5.7          No Material Adverse Change in Financial Statements.  All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended.  There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent financial statements submitted to Bank.

5.8          Solvency, Payment of Debts.  Borrower is generally able to pay its debts (including trade debts) as and when they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9          Compliance with Laws and Regulations.  To the best of the Borrower’s knowledge, Borrower and each of its Subsidiaries have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  To the best knowledge of Borrower, no event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect.  Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.  Borrower is in compliance with all applicable environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect.  Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.  Borrower and each Subsidiary have filed or caused to be filed, except for any extensions properly filed, all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP.

5.10        Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.11        Government Consents.  Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.12        Inbound Licenses.  Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property and which accounts for 20% or more of Borrower’s revenue or is otherwise material to Borrower’s business.

5.13        Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.                                      Affirmative Covenants.

Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1          Good Standing and Government Compliance.  Borrower shall maintain its and each of its Subsidiaries’ corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect.  Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.  Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral.

6.2          Financial Statements, Reports, Certificates.  Borrower shall deliver to Bank:  (a) as soon as available, but no later than the earlier to occur of 45 days after the end of each fiscal quarter or 5 days after filing of a Form 10-Q for such quarter with the Securities and Exchange Commission, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but no later than the earlier to occur of 90 days after the end of each fiscal year of Borrower or 5 days after filing of a Form 10-K for such fiscal year with the Securities and Exchange Commission, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $500,000 or more; (e) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (f) upon request by Bank, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Patents, Copyrights, or Trademarks.

(a)           If there are Advances or Letters of Credit outstanding, within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

(b)           No later than the earlier to occur of 45 days after the last day of each fiscal quarter or 5 days after filing of a Form 10-Q for such quarter with the Securities and Exchange Commission, Borrower shall deliver to Bank with its quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

(c)           Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing.

6.3          Inventory; Returns.  Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made.  Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date.  Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $100,000.

6.4          Taxes.  Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5          Insurance.

(a)           Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof.  Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)           All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.  All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 30 days notice to Bank before canceling its policy for any reason.  Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments.  If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest.  If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6          Primary Depository.  Borrower shall open an operating account with Bank on or before the Closing and maintain such an account with Bank thereafter.  From and after the date 30 days after the Closing, Borrower shall maintain its primary depository and operating accounts with Bank.

6.7          Financial Covenants.  Borrower shall at all times maintain:

(a)           Modified Quick Ratio.  A ratio of Quick Assets to Current Liabilities less Deferred Revenue of at least 2.00 to 1.00 tested for compliance at the end of each calendar quarter.

(b)           Total Liabilities/Tangible Net Worth Ratio.  A ratio of Total Liabilities to Tangible Net Worth of not more than 1.50 to 1.00.

(c)           Quarter Pro-Forma Income/(Loss).  A Pro-Forma Income/(Loss) in an amount of not more than ($1,500,000) for the three months ending September 30, 2002; and $0.00 for the three months ending December 31, 2002 and thereafter, measured quarterly.

6.8          Intentionally omitted.

6.9          Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.                                      Negative Covenants.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed:

7.1          Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

7.2          Change in Business, Control, Name or Jurisdiction of Incorporation.  Engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower.  Borrower will not have a Change in Control and will not, without 30 days’ prior written notification to Bank, relocate its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located, or change its jurisdiction of incorporation, its corporate name or any trade name used to identify it in the conduct of its business or the ownership of its properties, or its federal taxpayer identification number.

7.3          Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except Permitted Acquisitions.

7.4          Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5          Encumbrances.  Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

7.6          Distributions.  Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.7          Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8          Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Subordinated Debt.  Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent, other than (a) refinancings with respect to which the Indebtedness owed by Borrower or any of it Subsidiaries is not changed and (b) payment of accrued and unpaid interest of Permitted Indebtedness, provided that such payment is not prohibited under the terms of a subordination agreement or other intercreditor agreement with the Bank.

7.10        Inventory and Equipment.  Store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory.  Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the locations set forth in Section 10 and the Schedule, and at such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank’s security interest.

7.11        Compliance.  Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.  Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

7.12        Negative Pledge Agreements.  Make or enter into any agreement (other than with the Bank) for the benefit of any Person not to grant Liens, except for such agreements existing on the date hereof and set forth on the Schedule, or permit the inclusion in any contract to which it becomes a party of any provisions that could restrict or invalidate the creation of a security interest in Borrower’s rights and interests in any Collateral.

8.                                      Events Of Default.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1          Payment Default.  If Borrower fails to pay any of the Obligations and such failure continues for 5 calendar days or more after the due date, provided that within such 5-day cure period, the failure to pay shall not be deemed an Event of Default, but no Credit Extensions will be made;

8.2          Covenant Default.  If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3          Material Adverse Change.  If there occurs a Material Adverse Effect;

8.4          Attachment.  If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5          Insolvency.  If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 60 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6          Other Agreements.  If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $500,000 or that could have a Material Adverse Effect;

8.7          Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.8          Judgments.  If a judgment or judgments excluding any judgments which are fully covered by insurance for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 30 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

8.9          Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.10        Guaranty.  If any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or, subject to any applicable cure, notice or grace period, any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any guarantor revokes or purports to revoke any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

9.                                      Bank’s Rights And Remedies.

9.1          Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)           Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)           Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)           Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)           Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)           Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)           Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)           Bank may credit bid and purchase at any public sale; and

(i)            Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2          Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3          Accounts Collection.  Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4          Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower:  (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5          Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices and Section 9-207 of the UCC, Bank shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6          Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7          Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, Instruments, Chattel Paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.                               Notices.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Vastera, Inc.

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
Attn: Philip Balsamo, Chief Financial Officer
Telephone: (703) 661-9006
Facsimile: (703) 661-8497

With a copy to:	Vastera, Inc.

45025 Aviation Drive, Suite 300
Dulles, Virginia 20166
Attn: Brian D. Henderson, Vice President
Corporate and Legal Affairs
Telephone: (703) 661-9006
Facsimile: (703) 661-8497

If to Bank:	Comerica Bank-California

9920 South La Cienega Boulevard, Suite 1401
Inglewood, CA 90301
Attn: Manager
Facsimile: (310) 338-6110

With a copy to:	Comerica Bank-California

11921 Freedom Drive, Suite 920
Reston, VA 20190
Attn: Peter Gibson
Telephone: (703) 464-7228
Facsimile: (703) 467-9308

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.                               Choice Of Law And Venue; Jury Trial Waiver.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.                               General Provisions.

12.1        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2        Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3        Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5        Amendments in Writing, Integration.  All amendments to or terminations of this Agreement must be in writing.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

12.6        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7        Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8        Confidentiality.  In handling any confidential information Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder.  Confidential information hereunder shall not include information that either:  (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the date first above written.

Vastera, Inc.

By:

Title:

Comerica Bank-California

By:

Title:

Exhibit A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all:  reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the administration and enforcement of the Loan Documents;  reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including:  ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means, at any date, an amount equal to 80% of Eligible Accounts, as determined by Bank as of such date with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Capitalized Lease” means any lease of property by Borrower or a Subsidiary of Borrower, as lessee, which would be capitalized in accordance with GAAP.

“Capitalized Lease Obligations” means the amount of the obligations of Borrower and its Subsidiaries under Capitalized Leases which would be shown as a liability of Borrower or such Subsidiary in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof maturing not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a tenor of not more than six (6) months, issued by the Lenders, any affiliate of the Lenders or any U.S. commercial bank or any branch or agency of any non-U.S. bank licensed to conduct business in the United States having combined capital and surplus of not less than $250,000,000; (c) commercial paper of any issuer rated at least a-1 by Standard & Poor’s Rating Group, a division of McGraw-Hill Companies, or P-1 by Moody’s Investors Service Inc. and in either case having a tenor of not more than three (3) months; provided, however, that only those Cash Equivalents with maturities not to exceed 90 days shall be included in the definition of “Quick Assets”.

“Change of Control” means within a period of twelve (12) consecutive calendar months (i) (a) together with individuals who were directors of Borrower on the first day of such period (b) individuals whose election by Borrower’s Board of Directors or whose nomination by shareholders of Borrower was approved by a majority of Borrower’s Board of Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, collectively shall cease to constitute a majority of the board of directors of Borrower, or (ii) a Person or group of Persons acting in concert and who is not (a) an Existing Shareholder or (b) an Affiliate of shareholders of Borrower on the first day of such period or (c) a Person who is eligible to report their ownership of capital stock of Borrower on Form 13G filed with the Securities and Exchange Commission shall acquire thirty percent (30%) or more of the issued and outstanding capital stock of Borrower on a fully diluted basis, taking into account all issued and outstanding stock options and warrants to purchase capital stock.

“Chattel Paper” means any “chattel paper,” as such term is defined in Section 9105(1)(b) of the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires an interest.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property or rights (i) are nonassignable by their terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Section 9318(4) of the UCC), or (ii) the granting of a security interest therein is contrary to applicable law or the terms of the agreement pursuant to which the rights or property is acquired, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

“Committed Equipment Line” means credit extensions of up to $5,000,000.

“Committed Revolving Line” means a credit extension of up to $10,000,000.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations

2

with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance, Equipment Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Current Liabilities” means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, that portion of outstanding Credit Extensions made under this Agreement that constitutes a current liability under GAAP.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Default” means an event where with the passage of time or the giving of notice would be an Event of Default.

“Deferred Revenue” means all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

“Deposit Accounts” means any “deposit account” as such term is defined in Section 9105(e) of the UCC, and should include, without limitation, any demand, time, savings passbook or like account, now or hereafter maintained by or for the benefit of Borrower, or in which Borrower now holds or hereafter acquires any interest, with a bank, savings and loan association, credit union or like organization (including Bank) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice.  Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay within 90 days of invoice date;

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(b) Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

(c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e) Accounts (other than Accounts of Ford Motor Company) with respect to which the account debtor is an Affiliate of Borrower;

(f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

(h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 20% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(k) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Equipment Advance” or “Equipment Advances” has the meaning set forth in Section 2.1(c).

“Equipment Line” means a Credit Extension of up to $5,000,000.

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“Equipment Maturity Date” means July 30, 2005.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Existing Shareholder” means a holder of the Borrower’s capital stock as of the date hereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Guarantor”  means each Subsidiary of Borrower in existence on the Closing Date and each Person which becomes a Subsidiary of Borrower on and after the Closing Date.

“Guarantor Security Agreement” means a Guarantor Security Agreement in the form of Exhibit F hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

“Guaranty Agreement” means a Guaranty Agreement in the form of Exhibit G hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar Instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Instruments” means any “instrument,” as such term is defined in Section 9105(1)(i) of the UCC now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Inventory” means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other

5

proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

“Loan Party” means Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents as and when required.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, notes, drafts, Instruments, securities, documents of title, and Chattel Paper, and Borrower’s Books relating to any of the foregoing.

“Net Income” means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss (including any extraordinary losses)) on a consolidated statement of income of Borrower and its Subsidiaries for such period.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

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“Permitted Acquisitions” means acquisitions of all or substantially all of the stock or assets of other entities for aggregate cash consideration (including assumed liabilities) not exceeding $10,000,000 for all acquisitions that take place after the date hereof through the Revolving Maturity Date, provided that (a) Borrower has provided to Bank copies of Borrower’s due diligence in connection with such acquisitions, including historical financial statements for the acquisition target and pro forma consolidating projections (the “Pro Forma Projections”), (b) the Pro Forma Projections confirm that Borrower will be in compliance, on a pro forma basis, with Section 6.7 prior to the applicable acquisitions and for at least the two reporting periods immediately following the applicable acquisitions, and (c) each target company must be in the same line of business as Borrower.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower or any Subsidiary in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) trade payables incurred in the ordinary course of business;

(d) Indebtedness secured by a lien described in clause (l) of the defined term “Permitted Liens;”

(e) Subordinated Debt,

(f) Indebtedness of Borrower or any Subsidiary in favor of the Borrower or any wholly-owned Subsidiary of the Borrower (and provided such wholly-owned Subsidiary, if it is a domestic Subsidiary, has entered into a Guaranty Agreement and a Guarantor Security Agreement with the Administrative Agent); provided, however, that loans in favor of foreign Subsidiaries (excluding the loans in favor of foreign Subsidiaries as of the date hereof and set forth in the Schedule, and extensions and refinancings thereof which do not increase the principal amount of such indebtedness as of the date of such extension or refinancing) shall not exceed $5,000,000 in the aggregate at any time outstanding; and

(g) additional unsecured indebtedness of the Borrower and its Subsidiaries not to exceed in the aggregate $1,000,000 at any time outstanding.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

7

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $100,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

(d) Investments accepted in connection with Permitted Transfers;

(e) loans permitted under clause (f) of the definition of “Permitted Indebtedness”;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h) Permitted Acquisitions;

(i) Interest rate protection or hedge instruments;

(j) Loans permitted under clause (f) of the definition of Permitted Indebtedness;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (j) shall not apply to Investments of Borrower in any Subsidiary;

(l) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and

(m) Investments in Subsidiaries for the purpose of financing Permitted Acquisitions.

“Permitted Liens” means Liens (a) for current taxes and assessments not yet due and payable, (b), if any, reflected on or in the notes to the most recent balance sheet of Borrower delivered to the Bank on or prior to the Closing Date, (c) if any, specified on the Schedule, (d) securing the payment of taxes or charges of Governmental Authorities not yet delinquent or being contested in good faith by appropriate proceeding, for which adequate reserves are maintained in accordance with GAAP provided the same have no priority over any of the Bank’s security interests; (e) securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, imposed without action of such parties, provided that the payment thereof is not yet past due or for which adequate reserves are maintained in accordance with GAAP; (f) incurred or deposits made in the ordinary course of Borrower’s business in connection with worker’s compensation, unemployment insurance, social security and other like laws; (g) in the nature of non-exclusive licenses and sublicenses of

8

intellectual property granted to Persons in the ordinary course of business; (h) arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) which constitute rights of set-off of a customary nature or bankers’ liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (k) in favor of lessors of tangible personal property arising under operating leases, provided that such Liens are limited to the leased property, any improvements made thereto and the proceeds thereof; (l) to secure (x) purchase money security interests, as the that term is defined in the UCC, in property that secures the indebtedness that was incurred to acquire the property or (y) Capitalized Lease Obligations; (m) securing interest hedge agreements; (n) deposits or other temporary cash investments to secure trade contracts and operating leases; (o) on real estate consisting of easements, rights of way, zoning restrictions and restrictions on the use of real property; or (p) in favor of or approved by the Bank.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c) surplus, worn-out or obsolete Equipment;

(d) Investments permitted under Section 7.7; and

(e) other assets of Borrower or its Subsidiaries which do not in the aggregate exceed $100,000.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“PNC Bank Loan Documents” means that certain Amended and Restated Loan Agreement dated as of May 15, 2001 among the Borrower, PNC Bank, National Association and the Bank (the “PNC Loan Agreement”) and the Loan Documents (as such term is defined in the PNC Loan Agreement) referenced therein.

“PNC Loan Facility” means that certain equipment loan facility provided by PNC Bank, National Association and the Bank to Borrower evidenced by the PNC Bank Loan Documents.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

9

“Pro-Forma Income/(Loss)” means Net Income, plus interest expense, plus taxes, plus non-cash charges (including depreciation, amortization, stock-based compensation, research and development related charges and one-time restructuring charges), plus cash restructuring charges (not to exceed $5,000,000 in the aggregate from the date hereof through the Revolving Maturity Date), less interest income, less one-time or non-recurring revenue.

“Quick Assets” means, at any date as of which the amount thereof shall be determined, the unrestricted cash and Cash Equivalents, net billed trade accounts receivable and investments with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

 “Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(b) hereof.

“Revolving Maturity Date” means July 30, 2004.

“Schedule” means the schedule of exceptions attached hereto, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Tangible Net Worth” means at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, net of amortization, on a consolidated basis determined in accordance with GAAP.

“Term Loan” has the meaning assigned in Section 2.1(d)(i).

“Term Loan Maturity Date” means June 30, 2004.

“Total Liabilities” means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event contingent liabilities and all Indebtedness.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Tranche A” has the meaning set forth in Section 2.1(c)(i).

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“Tranche B” has the meaning set forth in Section 2.1(c)(i).

“Tranche A Availability End Date” means January 30, 2003.

“Tranche B Availability End Date” means July 30, 2003.

“Tranche A Equipment Advance” means any Equipment Advance(s) made under Tranche A.

“Tranche B Equipment Advance” means any Equipment Advance(s) made under Tranche B.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.  Notwithstanding anything contained herein to the contrary, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible.  Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning.  If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

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DEBTOR                                               VASTERA, INC.

SECURED PARTY:                             COMERICA BANK-CALIFORNIA

Exhibit B

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Debtor of every kind, whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:  (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.  Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks, and applications therefore and licenses thereto, now owned or hereafter acquired or created, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”).  Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective July 30, 2002, include the Intellectual Property only to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment.  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Exhibit C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T., 3 BUSINESS DAYS PRIOR TO ADVANCE

TO:         [               ]                                                                                                                                              DATE:

FAX #:  [               ]                                                                                                                                               TIME:

FROM: VASTERA, INC.
CLIENT NAME (BORROWER)
REQUESTED BY:
AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT #	TO ACCOUNT #

REQUESTED TRANSACTION TYPE	REQUEST DOLLAR AMOUNT
$
PRINCIPAL INCREASE (ADVANCE)	$
PRINCIPAL PAYMENT (ONLY)	$
INTEREST PAYMENT (ONLY)	$
PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

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Exhibit D

BORROWING BASE CERTIFICATE

Borrower:  Vastera, Inc.                                                                                                                       Lender:  Comerica Bank-California

Commitment Amount:  $10,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits	$
7.	Foreign Accounts	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
14.	Eligible Accounts (#3 minus #13)	$
15.	LOAN VALUE OF ACCOUNTS (80% of #14)	$

BALANCES
16.	Maximum Loan Amount	$
17.	Total Funds Available [Lesser of #16 or #15]	$
18.	Present balance owing on Line of Credit	$
19.	Outstanding under Sublimits (Letters of Credit)	$
20.	RESERVE POSITION (#17 minus #18 and #19)	$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank-California.

Vastera, Inc.

By:
Authorized Signer

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Exhibit E

COMPLIANCE CERTIFICATE

TO:         COMERICA BANK-CALIFORNIA

FROM:   VASTERA, INC.

The undersigned authorized officer of [BORROWER] hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                 with all required covenants, including without limitation Section 6.7, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly no later than earlier of 45 days or 5 days after filing 10-Q	Yes	No
Annual (CPA Audited)	FYE no later than earlier of 90 days or 5 days after filing 10-K	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 30 days	Yes	No
A/R Audit	Initial and Annual	Yes	No
IP Report	Upon request	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:		:1.00	Yes	No
Minimum Modified Quick Ratio	2.00:1.00	$	Yes	No
Minimum Ratio of Total Liabilities to Tangible Net Worth	1.50:1.00	$	Yes	No
Minimum/Maximum Quarterly Pro-Forma Income/(Loss)	($1,500,000) [for the quarter ended 9/30] $0.00 [beginning quarter ending 12/31/02 and thereafter]	$	Yes	No

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

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SCHEDULE OF EXCEPTIONS

Permitted Indebtedness  (Exhibit A)

Permitted Investments  (Exhibit A)

Permitted Liens  (Exhibit A)

Prior Names  (Section 5.5)

Litigation  (Section 5.6)

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CORPORATE RESOLUTIONS TO BORROW

Borrower:               Vastera, Inc.

I, the undersigned officer of Vastera, Inc. (the “Corporation”), Hereby Certify that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I Further Certify that attached hereto as Attachments 1 and 2 are true and complete copies of the Articles of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I Further Certify that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

Be It Resolved, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money.  To borrow from time to time from Comerica Bank-California (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of July 30, 2002, (the “Loan Agreement”).

Execute Documents.  To execute and deliver to Bank the Loan Agreement and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

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Grant Security.  To grant a security interest to Bank in the Collateral described in the Loan Documents, including a pledge of the stock of all subsidiaries of the Corporation, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negative Pledge on Intellectual Property.  To execute a negative pledge agreement with Bank with respect to the Corporation’s intellectual property.

Negotiate Items.  To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit; Foreign Exchange.  To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank’s issuance of letters of credit and foreign exchange contracts.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

Be It Further Resolved, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank.  Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I Further Certify that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

In Witness Whereof, I have hereunto set my hand on                ,       and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X

2

COMERICA BANK-CALIFORNIA

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Revolver)

Name(s):  Vastera, Inc.                                                                                Date:   July 30, 2002

$10,000,000                                                                                    credited to deposit account No. 1891929323 when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$                                                                                                                                          to Comerica Bank-California for Loan Fee

$                                                                                                                                          to Comerica Bank-California for Closing Fee

$                                                                                                                                          to Comerica Bank-California for accounts receivable audit (estimate)

$                                                                                                                                          to Bank counsel fees and expenses

$                                                                                                                                          to

$                                                                                                                                          to

$10,000,000                                                                                    TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank-California to disburse the loan proceeds as stated above.

Signature	Signature

1

COMERICA BANK-CALIFORNIA

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Equipment Loan)

Name(s):  Vastera, Inc.                                                                                                                Date:   July 30, 2002

$5,000,000                                                                                          credited to deposit account No. 1891929323 when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$                                                                                                                                          to Comerica Bank-California for Loan Fee

$                                                                                                                                          to Comerica Bank-California for Closing Fee

$                                                                                                                                          to Comerica Bank-California for accounts receivable audit (estimate)

$                                                                                                                                          to Bank counsel fees and expenses

$                                                                                                                                          to

$                                                                                                                                          to

$5,000,000                                                                                          TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank-California to disburse the loan proceeds as stated above.

Signature	Signature

1

COMERICA BANK-CALIFORNIA

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Term Loan)

Name(s):  Vastera, Inc.                                                                                                                Date:   July 30, 2002

$                                                                                                                                                                                          credited to deposit account No. 1891929323 when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$                                                                                                                                                                                          to Comerica Bank-California for Loan Fee

$                                                                                                                                                                                          to Comerica Bank-California for Closing Fee

$                                                                                                                                                                                          to Comerica Bank-California for accounts receivable audit (estimate)

$                                                                                                                                                                                          to Bank counsel fees and expenses

$4,100,000                                                                                                                                          to PNC Bank, NA

$                                                                                                                                                                                          to

$4,100,000                                                                                                                                          TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank-California to disburse the loan proceeds as stated above.

Signature	Signature

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AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK-CALIFORNIA	Date: July 30, 2002
920 South La Cienega Boulevard, MC 4604
	Inglewood, CA 90301	Borrower: VASTERA, INC.

In consideration of a loan in the amount of $19,100,000 secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank-California as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.             Fire and extended coverage in an amount sufficient to cover:

(a)           The amount of the loan, OR

(b)           All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.             Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank-California, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent’s Address:

Signature of Obligor:

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

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COMERICA BANK-CALIFORNIA
AUTOMATIC DEBIT AUTHORIZATION

To: Comerica Bank-California

Re: Loan #

You are hereby authorized and instructed to charge account No. 1891929323 in the name of VASTERA, INC. for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

Debit each principal payment is at becomes due according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date July 30, 2002

SIGNATURE AUTHORIZATION
To:	Comerica Bank-California	Address:	9920 South La Cienega Blvd., Suite 636
	Lending Services		Inglewood, CA 90301

This Authorization is in reference to that certain Credit Terms and Conditions, Loan Agreement or Credit Agreement (“Agreement”) executed by the undersigned borrower (“Borrower”) concerning a loan or loans from Comerica Bank-California (“Bank”) to Borrower.  Each individual signing below hereby certifies that he/she has been authorized by Borrower to designate certain individuals who are employees or agents of Borrower to perform such acts as are contemplated by and in furtherance of the Agreement.

The individuals named below, any one acting alone, are hereby authorized and appointed for and on behalf of Borrower from time to time to do any of the following:

(1)                                  To request advances of credit under the Agreement and to effect repayment of any credit outstanding under the Agreement.

(2)                                  To execute and deliver assignments, borrowing certificates, instruments, schedules, reports, invoices, bills, shipping documents and such other documents or certificates as may be necessary or appropriate under the Agreement or any other agreement or instrument relating thereto or delivered in connection therewith;

(3)                                  To transfer and endorse to Bank in payment of Borrower’s obligations to Bank any checks, drafts, notes or other instruments payable to Borrower; and

(4)                                  To do or perform any and all other acts or matters in any way relating to any or all of the foregoing.

The undersigned individuals each further certifies that the specimen signatures below are the genuine signatures of the individuals designated herein and that their signatures shall be binding on Borrower until Bank receives written notice of termination if the authority of any such designated individuals.

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Dated:

VASTERA, INC.

By:

Name:

Title:

By:

Name:

Title:

(Authorized Individuals and Specimen Signatures on Next Page)

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Authorized Individuals and Specimen Signatures:

Name (Typed or Printed)	Signature

or

or

or

or

or

or

or

or

or

or

or

or

or

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